Exhibit 10.1

CONSENT TO ASSIGNMENT AND FIFTH AMENDMENT TO LEASE

This CONSENT TO ASSIGNMENT AND FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) dated as of this 17th day of December, 2021 (the “Effective Date”) by and between 1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company (“Landlord”), and CLARKS AMERICAS, INC., a Delaware corporation (“Original Tenant” or “Assignor”) and MARKFORGED, INC., a Delaware corporation (referred to herein as the “Assignee” or “New Tenant”).

RECITALS

A.
Landlord and Original Tenant are parties to that certain Lease dated as of April 30, 2015, as amended by that certain (i) First Amendment to Lease dated as of July 11, 2016 (the “First Amendment”), (ii) Second Amendment to Lease dated as of January 17, 2017 (the “Second Amendment”), (iii) Third Amendment to Lease dated as of May 21, 2020 (the “Third Amendment”), and (iv) Fourth Amendment to Lease dated as of January 28, 2021 (the “Fourth Amendment”) (as so amended, collectively, the “Lease”), pursuant to which Landlord has leased to Tenant certain premises (the “Premises”) consisting of the building known as and numbered 60 Tower Road, Waltham, Massachusetts and previously referred to in the Lease as 1265 Main Street, Waltham, Massachusetts (the “Building”) located in the Complex as more particularly described in the Lease, for a Lease Term that currently expires on September 30, 2031 (the “Expiration Date”).
B.
Pursuant to the Fourth Amendment, Original Tenant’s obligations under the Lease are currently guaranteed by C&J CLARK (NO. 1) LIMITED, a company incorporated and registered in England and Wales with a company number of 0334239 (the “Guarantor”) pursuant to that certain Guaranty of Lease dated as of February 19, 2021 (the “Guaranty”).
C.
The Lease is subject and subordinate to the Overlease and the Declaration, all as more particularly described in the Lease and, in connection therewith, Original Tenant, Landlord and Overlandlord are parties to that certain Lease Subordination, Non-Disturbance and Attornment Agreement dated as of April 30, 2015 and recorded with the Middlesex South Registry of Deeds (the “Registry”) in Book 65341, Page 62 (the “Overlease SNDA”).
D.
Original Tenant desires to, among other things, assign its interest in the Lease (and any ancillary lease documents, including the Overlease SNDA) and the Premises to Assignee and Assignee desires, inter alia, to accept said assignment, pursuant to the provisions of that certain Assignment and Assumption Agreement dated of even date herewith, a fully executed copy of which is attached hereto as Exhibit A (the “Assignment Agreement”).
E.
Pursuant to the terms of the Assignment Agreement, the assignment of Original Tenant’s interest in the Lease and the Premises demised thereunder shall be effective as of 12:01 a.m. EST on April 1, 2022 (the “Assignment Effective Date”).

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F.
Original Tenant and Assignee desire to obtain Landlord’s consent to the Assignment Agreement, and Landlord, Original Tenant and Assignee desire to amend the Lease upon the terms and conditions hereinafter set forth.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein and other good a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Original Tenant and Assignee hereby agree as follows:

1.
Recitals; Capitalized Terms. All of the foregoing Recitals are true and correct. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Lease.
2.
Ratification; Conflicts. Except as amended by this Fifth Amendment, the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease, as amended by this Fifth Amendment. In the event of any conflict between the terms or conditions of the Lease and those of this Fifth Amendment, the terms and conditions of this Fifth Amendment shall control.
3.
Consent to Assignment.
(a)
Subject to the terms of this Fifth Amendment, Landlord hereby consents to the assignment of the Lease to Assignee. Notwithstanding the assignment of the Lease to Assignee (the “Assignment”) pursuant to the Assignment Agreement and Landlord’s consent thereto, Assignee shall not take possession of the Premises unless and until Landlord shall have received an insurance certificate from Assignee satisfying the requirements of the Lease and the Letter of Credit required pursuant to Section 7 of this Fifth Amendment. Landlord agrees that, solely for purposes of determining whether Tenant has satisfied the Leasing Threshold, the Assignment to Assignee shall not constitute an “assignment” that prevents Assignee, as Tenant, from satisfying the Leasing Threshold at the time such determination is being made, provided, however, the requirement to not have assigned the Lease (other than assignments permitted pursuant to Section 12.5 of the Lease) in order to satisfy the Leasing Threshold shall continue to apply to any future assignment (other than an assignment permitted pursuant to Section 12.5 of the Lease) after the Assignment.
(b)
Original Tenant and Assignee represent and warrant to Landlord that the copy of the Assignment Agreement attached hereto as Exhibit A is a true, correct and complete copy of the Assignment Agreement. Landlord neither approves nor disapproves of any specific term, condition or agreement contained in the Assignment Agreement, and the Assignment Agreement shall be subordinate and at all times subject to all of the covenants, agreements, terms, provisions and conditions contained in the Lease (as amended by this Fifth Amendment).
(c)
Assignee covenants and agrees that, commencing as of the Assignment Effective Date and except as otherwise expressly set forth in this Fifth Amendment, Assignee (i) assumes all duties, obligations, and responsibilities of the Tenant under the Lease which first arise or accrue on and after the Assignment Effective Date, and (ii) agrees to pay, perform, observe and discharge

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all of Tenant’s covenants, conditions and obligations under the Lease required to be paid, performed and observed on the part of the Tenant under the Lease and which first arise or accrue on and after the Assignment Effective Date; provided, however, that Assignee shall have no (x) duty, obligation or responsibility with respect to any obligations of Tenant under the Lease which accrued prior to the Assignment Effective Date, (y) obligation to make any payments of the Monthly Improvement Costs Payment under the Lease, and (z) obligation to pay the Annual Fixed Rent or the Additional Rent payable under Sections 6.2 and 7.5 of the Lease prior to the Rent Adjustment Date. Assignee shall be responsible to pay all utility charges payable under Section 5.2 of the Lease from and after the Assignment Effective Date.
(d)
Original Tenant shall remain obligated to (i) pay and perform all monetary and non-monetary obligations of Tenant under the Lease, including, without limitation, all indemnification obligations and the payment of all Annual Fixed Rent, the Monthly Improvement Costs Payment, utility charges and Additional Rent payable under the Lease through the date immediately prior to the Assignment Effective Date, and (ii) pay the Extended Rent Payment (as hereinafter defined).
(e)
Except as otherwise expressly provided herein, nothing contained herein shall be construed to modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Assignee’s obligation to obtain any required consents for any other or future assignments or sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge, increase, decrease, reduce or otherwise affect Landlord’s obligations or liabilities under the Lease, and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord, Original Tenant and Assignee to be in full force and effect. Notwithstanding the foregoing, but provided and only so long as Original Tenant has (i) vacated and surrendered possession of the Premises in the Surrender Condition by the Surrender Date, as such terms are hereinafter defined, and (ii) paid the Extended Rent Payment by the Extended Rent Payment Date, as hereinafter defined (the “Release Conditions”), Original Tenant shall be released from all of the obligations and liabilities of Tenant under the Lease and Guarantor shall be released from all of the obligations and liabilities of Guarantor under the Guaranty (including, without limitation, the Annual Fixed Rent and Additional Rent obligations) that first accrue after the Assignment Effective Date. If Original Tenant does not timely satisfy the Release Conditions, then Original Tenant (and Guarantor) shall continue to be liable under the Lease and the Guaranty, respectively, for obligations accruing under the Lease through and including the date that the Release Conditions are satisfied (the “Subsequent Release Date”), except that, Tenant’s (and Guarantor’s) continuing liability for the payment of the Annual Fixed Rent under the Lease from the Assignment Effective Date through the Subsequent Release Date will be limited to the Annual Fixed Rent plus Additional Rent that would have been payable under the Lease during such extended liability period without giving effect to the increase in Annual Fixed Rent set forth in Section 6 of this Fifth Amendment. Notwithstanding the foregoing, Original Tenant’s obligations under the indemnification provisions in the Lease shall survive the Assignment Effective Date (or any Subsequent Release Date) as to any claims arising out of occurrences within the scope of the Lease’s indemnification provisions occurring prior to the Assignment Effective Date (or any Subsequent Release Date), whether or not the claims are asserted before, on or after the Assignment Effective Date (or any Subsequent Release Date).

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(f)
In consideration of this Fifth Amendment and the release of Original Tenant and Guarantor set forth in Section 3(e) above and notwithstanding that Original Tenant is obligated to vacate and surrender possession of the Premises at the time and in accordance with the terms of Section 4 of this Fifth Amendment, Original Tenant shall remain obligated to pay (and shall pay) to Landlord, by not later than March 25, 2022 (the “Extended Rent Payment Date”), the sum of $1,316,737.00 (the “Extended Rent Payment”) which represents the Annual Fixed Rent, Monthly Improvement Costs Payment, and the Additional Rent payable under Section 6.2 and Section 7.5 of the Lease for the three (3) months following the Assignment Effective Date (the “Extended Rent Period”). The obligation to make payments of the Monthly Improvement Costs Payment under the Lease shall terminate on the later date to occur of (i) the expiration of the Extended Rent Period, and (ii) the date Tenant satisfies the Release Conditions. Assignee shall be responsible for the payment of all other Additional Rent payable under the Lease from and after the Assignment Effective Date (including during the Extended Rent Period), such as, but without limitation, utility charges and overtime HVAC requested by Assignee.
4.
Surrender of Possession. Original Tenant shall vacate and surrender possession of the Premises on or before March 31, 2022 (the “Surrender Date”) in the condition required under the Lease and this Fifth Amendment for surrender of the Premises at the expiration or earlier termination of the Lease Term, except that Original Tenant shall surrender the Premises to Assignee with the Purchased FF&E (as defined in the Assignment Agreement) and all alterations and other leasehold improvements in the Premises as of the Assignment Effective Date in its current AS IS condition, subject to normal wear and tear and to the provisions of Article XIV of the Lease (Fire, Casualty and Taking) in respect of any fire, casualty or taking occurring on or prior to the Assignment Effective Date. The Premises shall be delivered on the Surrender Date broom clean and free of all furniture, trade fixtures, equipment and other personal property of Tenant or anyone claiming by, through or under Tenant except for the Purchased FF&E. In the event of any fire or casualty to the Premises occurring prior to the Assignment Effective Date, Original Tenant shall be obligated to comply with its obligation, as tenant, under Section 14.1 of the Lease to pay over any insurance proceeds to Landlord with respect to alterations, additions or improvements within the Premises, which obligation shall survive the Assignment Effective Date and any release of Original Tenant under Section 3(e) of this Fifth Amendment. Notwithstanding the foregoing, Landlord agrees that neither Original Tenant nor Assignee shall be required to remove at any time any of the alterations and other leasehold improvements existing in the Premises or the Building (if installed by or on behalf of Original Tenant) as of the Effective Date of this Fifth Amendment, except that (y) Assignee (but not Original Tenant) shall be responsible to remove from the Premises, at Assignee’s expense, the Tenant’s Property (including the Purchased FF&E) from the Premises whether existing as of the Assignment Effective Date or thereafter installed by Tenant at the expiration or earlier termination of the Lease Term, and (z) Landlord reserves the right under Section 9.8(N) to require that Assignee remove the Emergency Generator and Generator Connections at the end of the Term. The condition in which Tenant is obligated to surrender possession of the Premises to Assignee under this Section 4 is referred to herein as the “Surrender Condition.”

If Original Tenant fails to vacate and surrender possession of the Premises in the condition required under this Fifth Amendment on the Surrender Date (a “Holdover Event”), Original Tenant expressly agrees that such failure shall, because of the Assignment and notwithstanding the

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Expiration Date of the Lease, constitute a holding over in the Premises and an immediate Event of Default under the Lease (without any notice or cure period applicable thereto) and, notwithstanding the provisions of Section 16.18 of the Lease to the contrary, the holdover amounts payable under Section 16.18 shall become payable by Original Tenant on a monthly basis (and not on a daily basis) for each month or part thereof that Original Tenant remains in possession of the Premises beyond the Surrender Date. If there is a Holdover Event, Landlord, at Landlord’s sole cost and expense, shall have the right to take all necessary and appropriate action to evict Original Tenant from the Premises by summary dispossess proceeding, judgment for possession or as otherwise provided by applicable law. Assignee agrees to cooperate with Landlord, at no cost to Assignee, in any such summary process action undertaken by Landlord against Original Tenant.

5.
Primary Premises and Storage Premises. From and after July 1, 2022 (the “Rent Adjustment Date”), the Primary Premises shall be amended to contain 120,681 square feet of occupied space (and the Rentable Floor Area of the Premises will be amended to mean 120,681 square feet) and all references to the Storage Space shall be deleted and of no further force and effect. In furtherance thereof, effective as of the Rent Adjustment Date, Section 2.1.1 of the Lease shall be deleted from the Lease and the following definitions set forth in Section 1.2 of the Lease are hereby amended as follows:

Premises:

The entire interior rentable area of the Building which includes 120,681 square feet of occupied space (the “Primary Premises”), all as shown on the floor plans annexed hereto as Exhibit D and incorporated herein by reference.

Rentable Floor Area of the Premises:	120,681 square feet.
6.
Amended Annual Fixed Rent; Storage Rent.
(a)
During the remainder of the Lease Term from and after the Rent Adjustment Date, Assignee’s obligation, as Tenant, to pay Annual Fixed Rent with respect to the Storage Space shall terminate and Assignee’s obligation, as Tenant, to pay the Annual Fixed Rent for the Premises is

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hereby amended and shall be payable by Assignee, as Tenant, as follows, net of Operating Expenses and Taxes:

Time Period	Annual Fixed Rent	Rate PSF
July 1, 2022 – June 30, 2023	$4,827,240.00	$40.00
July 1, 2023 – June 30, 2024	$4,947,921.00	$41.00
July 1, 2024 – June 30, 2025	$5,068,602.00	$42.00
July 1, 2025 – June 30, 2026	$5,189,283.00	$43.00
July 1, 2026 – June 30, 2027	$5,309,964.00	$44.00
July 1, 2027 – June 30, 2028	$5,430,645.00	$45.00
July 1, 2028 – June 30, 2029	$5,551,326.00	$46.00
July 1, 2029 – June 30, 2030	$5,672,007.00	$47.00
July 1, 2030 – June 30, 2031	$5,792,688.00	$48.00
July 1, 2031 – September 30, 2031	$5,913,369.00*	$49.00

*annualized

(b)
Assignee, as Tenant, shall continue to pay all other Additional Rent due under and pursuant to the terms of the Lease for the remainder of the Lease Term.
7.
Letter of Credit. Not later than the date that is thirty (30) days following the Effective Date of this Fifth Amendment, Assignee shall pay to Landlord a security deposit in the amount of Eight Hundred Four Thousand Five Hundred Forty and 00/100 Dollars ($804,540.00) and Landlord shall hold the same, throughout the Lease Term (as it may be extended), as security for the performance by Tenant of all obligations on the part of Tenant to be performed under the Lease. Such security deposit shall be in the form of an irrevocable, unconditional, negotiable letter of

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credit (the “Letter of Credit”) which shall be governed by the terms and conditions set forth on Exhibit B attached hereto. If, on or after, July 1, 2027 (the “Reduction Review Date”), Tenant satisfies the Reduction Condition, as hereinafter defined, then, upon written request of Tenant, the amount of the Letter of Credit shall be reduced to Four Hundred Two Thousand Two Hundred Seventy and 00/100 Dollars ($402,270.00) (the “Reduced Letter of Credit Amount”) for the remainder of the Term, as it may be extended. If Tenant has satisfied the Reduction Condition as of the Reduction Review Date, Landlord shall, at Tenant’s election and within ten (10) business days after Landlord’s receipt of written request from Tenant, cooperate to accomplish the reduction of the Letter of Credit to the Reduced Letter of Credit Amount by either accepting an amendment to the Letter of Credit which Landlord is then holding (which amendment shall be in form and substance reasonably acceptable to Landlord) or by exchanging the Letter of Credit which Landlord is then holding for a substitute Letter of Credit complying with the requirements of this Section 7 and Exhibit B attached hereto in the appropriate amount. In no event shall the Letter of Credit have automatic reduction provisions. The “Reduction Condition” shall mean that there is no monetary or material non-monetary Event of Default by Tenant then in existence and there has not been any monetary or material non-monetary Event of Default by Tenant at any time within the twenty-four (24) months immediately preceding the Reduction Review Date.

The provisions of this Section 7 shall apply to Assignee (and any successor or assign of Assignee) but shall not apply to Original Tenant.

8.
Amended and Restated Declaration; Overlease; Condominium.

(a) Without limitation of Landlord’s, Overlandlord’s and/or Master Developer’s express rights under Section 2.1 of the Lease to construct Additional Improvements at the Complex, Overlandlord may, in connection with Overlandlord’s development of the Complex, determine to establish a condominium for some or all of the Complex, including the Building and the Property. If Overlandlord determines to establish a condominium, then the Lease shall be subject and subordinate to all of the documents creating and governing the condominium (the “Condominium Documents”) so long as such Condominium Documents do not have a Tenant Adverse Impact. The Condominium Documents shall contain customary non‑disturbance provisions in favor of Tenant. To the extent that under the Condominium Documents it is the obligation of the condominium association or board, as applicable, and not of the unit owner to maintain any portion of the Building or the Property, to provide restoration in case of fire, casualty or taking or to provide any insurance for, or services to, the Building or the Property, then notwithstanding anything in the Lease to the contrary, the Landlord’s sole obligation with respect thereto shall be to enforce its rights under the Condominium Documents to obligate the condominium association to provide such insurance or services or to perform such maintenance or restoration.

(b) Landlord, Overlandlord and/or Master Developer (as defined in the Declaration) shall have the right (but not the obligation) at any time during the Lease Term upon prior written notice to Tenant to (i) amend and restate the Declaration (the “A&R Declaration”) whether in connection with the establishment of a condominium or otherwise, and (ii) so long as the fee simple title to the Building and the Property or the condominium unit containing the Building and the appurtenant rights to use the Property (the “Office Condo Unit”) is conveyed to

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Landlord, terminate the Overlease and the Overlease SNDA. The Lease shall be subject and subordinate to any such A&R Declaration so long as such A&R Declaration does not have a Tenant Adverse Impact. From and after the date that the A&R Declaration is executed and recorded with the Registry, (w) the A&R Declaration will apply to and govern only the Phase 1 Site (as defined in the A&R Declaration) and not the remainder of the Master Site, (x) all references in the Lease to the Declaration shall mean and refer to the A&R Declaration, as the same may be amended from time to time subject to and in accordance with the applicable provisions of the Lease, (y) all references in the Lease to the Common Elements shall mean and refer to both the general common elements established under the Condominium Documents and the Common Infrastructure described in the A&R Declaration, and (z) the Declaration Common Expenses in the Lease shall mean and refer to both the Common Expenses allocated to the Office Condo Unit pursuant to the A&R Declaration and the common expenses assessed to the Office Condo Unit under the Condominium Documents, provided, however, that the allocation of expenses to the Office Condo Unit pursuant the A&R Declaration and the Condominium Documents, respectively, shall not exceed, in the aggregate, the allocation of such expenses permitted under the Declaration but for the execution and recording of the A&R Declaration and Condominium Documents.

9.
Extension Rights; Expansion Rights. From and after the Effective Date of this Fifth Amendment, Tenant’s rights to extend the Lease Term and to expand the Premises shall terminate and Sections 3.2 and Article XVIII are hereby deleted and of no further force or effect.
10.
Exhibit B (Work Agreement). From and after the Effective Date of this Fifth Amendment, Exhibit B (Work Agreement) to the Lease is of no further force or effect and is deleted from the Lease.
11.
Signage. Original Tenant shall, on or before the Surrender Date, remove Original Tenant’s (1) the lettering identifying Tenant (but not the support structure) on the Building Signage, (2) Original Tenant’s listings on the Monument Signage and the Pylon Signage (but not the monument or pylon structures), and (3) Original Tenant’s parking signs in the “Area A” parking area installed pursuant to Section 10.1(A)(z) of the Lease. Assignee shall have the right to exercise the signage rights granted under Article XVII and Section 10.1(A)(z) of the Lease, at Assignee’s sole cost and expense, provided, however, Article XVII of the Lease is hereby amended as of the Assignment Effective Date as follows:
(i)
Section 17.1(A) is hereby deleted and replaced with the following provision:

“(A) “Building Signage” means one (1) identification sign with Tenant’s name and logo on the exterior façade of the Building facing US‑95, in the approximate area and dimensions shown on Exhibit K‑1.”

(j)
Section 17.1(D) and Section 17.2(D) of the Lease are hereby of no further force and effect and Tenant will have no right under the Lease to install any Complex Directional Signage or Tenant Directional Signage at the Complex;
(k)
Section 17.1(J) of the Lease is hereby deleted and replaced with the following:

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“(J) “Tenant Group” means MarkForged, Inc., a Delaware corporation (the “Original Tenant”) only (it being understood and agreed that any and all assignees or subtenants (including any Permitted Transferees) shall not be considered to be a part of the Tenant Group for the purposes hereof).”

(ii) All references to “Original Tenant” set forth in Article XVII shall mean and refer to the Original Tenant defined in the amended and restated Section 17.1(J) set forth in this Fifth Amendment.

12.
Notices. From and after the Assignment Effective Date, notices to Tenant under the Lease shall be sent to Assignee as follows: MarkForged, Inc., 60 Tower Road, Waltham, MA 02451, Attention: Stephen Karp, General Counsel. Original Tenant agrees that from and after the date Original Tenant fully vacates the Premises, notices to Original Tenant shall be sent to Original Tenant at the following address: 201 Jones Road, 1st floor, Waltham, MA 02451, Attn: Thomas J. White, Esq., with a copy to Bernkopf Goodman LLP, 2 Seaport Lane, 9th Floor, Boston, MA 02210, Attn: Eric R. Allon, Esq.
13.
Permitted Use. Effective as of the Assignment Effective Date, the definition of Permitted Use set forth in Section 1.2 of the Lease is hereby deleted and replaced with the following:

“Permitted Use: General offices and, on an accessory basis, storage and, in an area not to exceed 35,000 rentable square feet, light manufacturing in connection with Tenant’s business, together with other lawful uses ancillary to Tenant’s business operations as may from time to time be permitted under the Zoning By Law of the City of Waltham (as hereinafter defined) and consistent with the types of uses generally found in first class office buildings in the Route 128 West, Class A Market (the “Market Area”). In no event shall Tenant use the Premises, the Building or any portion of the Property for any retail use.”

14.
Tenant’s Hazardous Materials. Effective as of the Assignment Effective Date, the Tenant’s Hazardous Materials list attached as Exhibit S to the Lease shall be deleted and replaced with the Tenant Hazardous Materials list attached to this Fifth Amendment as Exhibit S and made a part hereof. Assignee shall be subject to and comply with all of the terms, conditions and obligations of Tenant under Section 11.2 and elsewhere in the Lease with respect to the Tenant’s Hazardous Materials. In addition, effective as of the Assignment Effective Date, (i) the words “workshop area of the” shall be deleted from the last sentence of the second paragraph of Section 11.2, and (ii) the third paragraph (consisting of only one sentence) of Section 11.2 shall be deleted and of no further force or effect.
15.
Miscellaneous.
(a)
Brokers. Landlord, Original Tenant and Assignee each represent and warrant to each other that neither has dealt with any broker, agent or other person (collectively, a “Broker”) in connection with this Fifth Amendment or the Assignment Agreement and that no Broker

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brought about this Fifth Amendment or the Assignment Agreement, other than CBRE (“Original Tenant’s Broker”) and Cushman & Wakefield (the “Assignee’s Broker” and together with Original Tenant’s Broker, the “Assignment Brokers”). In the event of any claims against Landlord by any Broker (excluding Assignee’s Broker but including the Original Tenant’s Broker) claiming a commission or other form of compensation by virtue of having dealt with Original Tenant or Assignee with regard to this Fifth Amendment or the Assignment Agreement, Original Tenant agrees to defend the same and indemnify Landlord against any such claim. In the event of any claims against Original Tenant or Assignee by any Broker (excluding the Original Tenant’s Broker) claiming a commission or other form of compensation by virtue of having dealt with Landlord with regard to this Fifth Amendment or the Assignment Agreement, Landlord agrees to defend the same and indemnify Original Tenant or Assignee, as applicable, against any such claim. Original Tenant shall be responsible for the payment of any commissions due to the Original Tenant’s Broker in connection with the Assignment and this Fifth Amendment pursuant to a separate written agreement with between Original Tenant and Original Tenant’s Broker, and Landlord shall be responsible for the payment of any commissions due to the Assignee’s Broker in connection with the Assignment and this Fifth Amendment pursuant to a separate written agreement between Landlord and Assignee’s Broker.
(b)
Authority. Each of Landlord, Original Tenant and Assignee represents and warrants that it possesses all requisite power and authority and has taken all company action required to execute and deliver this Fifth Amendment, and this Fifth Amendment has been duly authorized, executed and delivered by such party.
(c)
Successors and Assigns. This Fifth Amendment shall bind and inure to the benefit of the parties named herein and their respective successors and assigns.
(d)
Counterparts. This Fifth Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Fifth Amendment. Signatures transmitted by electronic means may be used in place of original signatures on this Fifth Amendment, and the parties hereto intend to be bound by such electronic signatures, are aware that the other party will rely on such signatures, and hereby waive any defenses to the enforcement of the terms of this Fifth Amendment based on the form of signature.
(e)
Governing Law. This Fifth Amendment shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to any principles regarding conflict of laws.

[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Fifth Amendment to be executed as of the date and year first above written.

LANDLORD:

1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company

BY:	BP 1265 MAIN LLC,
a Delaware limited liability company
its Managing Member

BY:	BP 1265 MAIN LLC,
a Delaware limited liability company
its Manager

BY:	BOSTON PROPERTIES LIMITED
PARTNERSHIP,
a Delaware limited partnership
its Managing Member

BY:	BOSTON PROPERTIES, INC.,
a Delaware corporation
its General Partner

By:	/s/ Patrick Mulvihill
Name: Patrick Mulvihill
Title: SVP, Leasing

TENANT:

CLARKS AMERICAS, INC., a Delaware corporation

By:	/s/ Gary Champion
Name:	Gary Champion
Title:	President

ASSIGNEE:

MARKFORGED, INC.,
a Delaware corporation

By:	/s/ Mark Schwartz
	Name:	Mark Schwartz
	Title:	CFO

[Signature Page to Fifth Amendment to Lease]

1

EXHIBIT A

Assignment Agreement

This Assignment and Assumption Agreement (“Agreement”) is entered into as of December 17, 2021 (“Effective Date”) between CLARKS AMERICAS, INC., a Delaware corporation (“Assignor”) and MARKFORGED, INC., a Delaware corporation (“Assignee”).

RECITALS

WHEREAS, 1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company (“Landlord”) and Assignor are parties to that certain Lease dated as of April 30, 2015, as amended by that certain (i) First Amendment to Lease dated as of July 11, 2016, (ii) Second Amendment to Lease dated as of January 17, 2017, (iii) Third Amendment to Lease dated as of May 21, 2020, (iv) Fourth Amendment to Lease dated as of January 28, 2021 and (v) Consent to Assignment and Fifth Amendment to Lease (the “Fifth Amendment”) dated of even date (as so amended, collectively, the “Lease”), pursuant to which Landlord has leased to Assignor certain premises (the “Premises”) consisting of the building known as and numbered 60 Tower Road, Waltham, Massachusetts and previously referred to in the Lease as 1265 Main Street, Waltham, Massachusetts (the “Building”) located in the Complex as more particularly described in the Lease. Terms not otherwise defined herein shall have the same meaning as set forth in the Lease;

WHEREAS, Assignor desires to assign its interest in the Lease and the Premises to Assignee and Assignee desires to accept this assignment and assume the obligations of Assignor under the Lease and shall thereafter comply with all terms of the Lease as fully as if, for purposes hereof, Assignee were the Tenant under the Lease, effective as of April 1, 2022 (the “Assignment Effective Date”); and

WHEREAS, Assignor and Assignee have agreed that Assignor shall transfer to Assignee its right, title and interest to certain personal property and equipment currently located at the Premises as of the Assignment Effective Date;

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.
Assignment of Assignor’s Interest in the Lease and the Premises. Assignor hereby assigns to Assignee all of Assignor’s interest in the Lease and the Premises, effective as of 12:01 a.m. EST on the Assignment Effective Date.
2.
Acceptance of Assignor’s Interest in the Lease and the Premises. Assignee hereby accepts this assignment from Assignor and, effective from and after the Assignment Effective Date, Assignee shall assume the obligations of Assignor under the Lease and comply with all terms of the Lease as fully as if, for purposes hereof, Assignee were the Tenant under the Lease.

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3.
Sale of certain personal property to Assignee. Upon the Assignment Effective Date, Assignor shall convey, transfer, and deliver to Assignee all of Assignor’s right, title and interest in and to (i) all of Assignor’s furniture, trade fixtures, equipment and other personal property then located at the Premises (except those items listed on Exhibit A attached hereto), (ii) the emergency generator at the Premises and (iii) the generator connections located on the equipment pad situated outside on the north side of the Building ((i)-(iii) collectively, the “Purchased FF&E”), all of which is being transferred “AS IS,” “WHERE IS,” and “WITH ALL FAULTS” and, except as to title, without any representation or warranty of any nature whatsoever, express or implied, oral or written, and in particular without any representation or warranty of merchantability or fitness for a particular purpose or of authenticity.
4.
Exoneration and Indemnification of Assignor. From and after the Assignment Effective Date, Assignee agrees to exonerate, protect, defend, indemnify and hold harmless Assignor from and against any and all losses, liabilities, costs, expenses, damages, claims and causes of action, whether known or unknown, including attorneys’ fees and expenses, arising out of or related to the Lease and/or the Premises (collectively, “Claims”), to the extent any such Claims are for matters occurring on or after the Assignment Effective Date.
5.
Exoneration and Indemnification of Assignee. From and after the Assignment Effective Date, Assignor agrees to exonerate, protect, defend, indemnify and hold harmless Assignee from and against any and all Claims, to the extent any such Claims are for matters occurring prior to the Assignment Effective Date.
6.
Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of Assignor and Assignee respectively.
7.
Brokers. Assignor and Assignee agree that Section 16(a) of the Fifth Amendment shall be controlling on all matters relating to any Broker or the Assignment Brokers (as such terms are defined in the Fifth Amendment) or both.
8.
Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of the Commonwealth of Massachusetts. Assignor and Assignee agree that (a) jurisdiction for any legal process taken with respect to this Agreement and/or enforcement or compliance by or against any of the parties to this Agreement shall be exclusively commenced and processed within the State Courts of Middlesex or Suffolk Counties of the Commonwealth of Massachusetts, and (b) Assignor and Assignee submit to such jurisdiction.
9.
Counterparts. This Agreement may be signed in multiple originals and/or may be separately signed and assembled to contain the signatures of all the parties, with each counterpart constituting an original document. A signed counterpart of this Agreement sent by electronic transmission, including, without limitation, by telecopy or as a .pdf by email, shall be deemed an original and legally binding on the party signing.
10.
Authority. The party executing this Agreement on behalf of Assignee represents and warrants to Assignor that he/she has the authority on behalf of Assignee to execute this Agreement and bind Assignee to the terms and conditions of this Agreement. The party executing this Agreement on behalf of Assignor represents and warrants to Assignee that he/she has the

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authority on behalf of Assignor to execute this Agreement and bind Assignor to the terms and conditions of this Agreement.
11.
Captions. The captions of this Agreement are only for a matter of convenience and reference and have no other meaning or effect.

[PAGE ENDS HERE – SIGNATURE PAGE FOLLOWS]

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Executed as an instrument under seal as of the date first written above.

ASSIGNOR:
CLARKS AMERICAS, INC.,
a Delaware corporation
By:	/s/ Gary Champion
	Name:	Gary Champion
	Title:	President
Duly Authorized

ASSIGNEE:
MARKFORGED, INC.,
a Delaware corporation
By:	/s/ Mark Schwartz
	Name:	Mark Schwartz
	Title:	CFO
Duly Authorized

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EXHIBIT B

Letter of Credit Terms and Conditions

The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit C or such other form reasonably approved by Landlord, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of the Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (vi) provide that any notices to Landlord be sent to the notice address provided for Landlord in the Lease. If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way or if any trustee, receiver or liquidator shall be appointed for the issuer, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Exhibit A, and Tenant’s failure to provide the same within thirty (30) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of the Lease Term (as the same may be extended) or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date (including, without limitation, in the event of a notice of non-renewal from the issuer), Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Exhibit A. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with regard to the security deposit. Upon the occurrence of any default of Tenant, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such default on the part of Tenant under the terms of the Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in Section 8 of this Fifth Amendment. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. Neither the holder of a mortgage nor the lessor in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.

Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all outstanding Annual Fixed Rent and Additional Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Exhibit A, to Tenant on the expiration or earlier termination of the Lease Term (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

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EXHIBIT C

Form of Letter of Credit

[Letterhead of a money center bank acceptable to the Landlord]

[Please note the tenant on this Letter of Credit must match the exact tenant entity in the Lease]

[date]

[Landlord]

c/o Boston Properties LP

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199-8103

Attn: Lease Administration, Legal Dept.

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [Tenant] (“Applicant”), the aggregate amount of [spell out dollar amount] and [__]/100 Dollars [($ )]. You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by [Landlord] (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by an individual purporting to be an authorized agent of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by such individual.

This Letter of Credit is transferable in its entirety to any successor in interest to Beneficiary as owner of [Property, Address, City/Town, State]. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions. Any fees related to such transfer shall be for the account of the Applicant.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire on [Final Expiration Date].

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at

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least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to your account with another bank, we will only effect such payment by fed wire to a U.S. regulated bank, and we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,

[Name of Issuing Bank]

By:
Name:
Title:

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EXHIBIT S

Chemical List

Omitted

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